EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use in this registration statement on Form SB-2 of our report dated April 22, 2004, relating to the financial statements of Peak Entertainment Holdings, Inc. as of and for the period and year ended December 31, 2002 and December 31, 2003, respectively, and the reference to our firm as experts in the registration statement.


Yours faithfully

/s/ goodband viner taylor

goodband viner taylor


May 3, 2004